UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2025

MEREO BIOPHARMA GROUP PLC

(Exact name of registrant as specified in its charter)

England and Wales	001-38452	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4th Floor, One Cavendish Place,

London, W1G 0QF

United Kingdom

(Address of principal executive offices, including zip code)

+44-333-023-7300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
American Depositary Shares, each representing five Ordinary Shares, par value £0.003 per share	MREO	The Nasdaq Stock Market LLC
Ordinary Shares, nominal value £0.003 per share*	*	The Nasdaq Stock Market LLC

*Not for trading, but only in connection with the listing of the American Depositary Shares on The Nasdaq Stock Market LLC.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 13, 2025, Mereo BioPharma Group plc (the “Company”) held its 2025 Annual General Meeting of Shareholders (the “AGM”), and all resolutions were passed as proposed (except for Resolution 6, as further described below). Of the ordinary shares entitled to vote, there were 624,188,662 ordinary shares represented in person or by proxy at the AGM. The matters voted upon at the AGM, and the final results of such voting are set forth below. A “vote withheld” is not a vote in law and votes withheld had no effect on the proposals.

Resolution 1

That the Company’s annual report and accounts for the year ended December 31, 2024, together with the directors’ report and independent auditor’s report thereon, be received and adopted.

Vote for	% of shares voted	Votes against	% of shares voted	Votes withheld
528,804,500	99.69%	1,659,962	0.31%	93,724,200

Resolution 2

That PricewaterhouseCoopers LLP (“PwC”) be re-appointed as auditors to hold office from the conclusion of the AGM until the conclusion of the next AGM at which the Company’s annual report and accounts are presented.

Vote for	% of shares voted	Votes against	% of shares voted	Votes withheld
620,846,265	99.58%	2,638,987	0.42%	703,410

Resolution 3

That the Company’s Audit and Risk Committee be authorized to determine PwC’s remuneration.

Vote for	% of shares voted	Votes against	% of shares voted	Votes withheld
529,964,075	99.91%	465,987	0.09%	93,758,600

Resolution 4

That the directors’ remuneration report (excluding the directors’ remuneration policy), as set out in the Company’s annual report and accounts for the year ended December 31, 2024, be approved.

Vote for	% of shares voted	Votes against	% of shares voted	Votes withheld
522,232,445	98.64%	7,210,212	1.36%	94,746,005

Resolution 5

That the compensation of the Company’s named executive officers be approved, on an advisory (non-binding) basis.

Vote for	% of shares voted	Votes against	% of shares voted	Votes withheld
519,808,650	97.97%	10,751,162	2.03%	93,628,850

Resolution 6

That the frequency of future advisory votes on the compensation of the Company’s named executive officers be approved, on an advisory (non-binding) basis.

Vote for 1 Year	% of shares voted	Vote for 2 Years	% of shares voted	Vote for 3 Years	% of shares voted	Votes withheld
282,263,090	48.08%	32,647,895	5.56%	272,202,520	46.36%	0

Based on the results set forth in Resolution 6 above, the Company’s Board of Directors has determined that advisory votes on executive compensation will be submitted to shareholders on an annual basis until the next advisory vote on the frequency of shareholder votes on executive compensation, which will occur not later than the Company’s AGM in 2031.

Resolution 7

That Dr. Deepika Pakianathan be re-appointed as a director of the Company.

Vote for	% of shares voted	Votes against	% of shares voted	Votes withheld
492,594,910	93.06%	36,733,627	6.94%	94,860,125

Resolution 8

That Dr. Pierre Jacquet be re-appointed as a director of the Company.

Vote for	% of shares voted	Votes against	% of shares voted	Votes withheld
506,321,440	95.64%	23,094,057	4.36%	94,773,165

Resolution 9

That Michael Wyzga be re-appointed as a director of the Company.

Vote for	% of shares voted	Votes against	% of shares voted	Votes withheld
452,185,080	85.42%	77,182,392	14.58%	94,821,190

Based on the foregoing votes, the shareholders approved Resolutions 1, 2, 3, 4 and 5 and re-elected each of Dr. Deepika Pakianathan, Dr. Pierre Jacquet and Michael Wyzga.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MEREO BIOPHARMA GROUP PLC

Date: May 14, 2025	By:	/s/ Charles Sermon
		Name:	Charles Sermon
		Title:	General Counsel